UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2018

Simlatus Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53276	20-2675800
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

175 Joerschke Drive

Suite A

Grass Valley, CA

95945

(Address of principal executive offices, including zip code)

530-205-3437

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Current Report. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be read and considered with other reports filed by us with the Securities and Exchange Commission (the “SEC”). Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

NAME REFERENCES

Except as otherwise indicated by context, references to the “Company,” “we,” “our,” “us” and words of similar import refer to “Simlatus Corp.,” a Nevada corporation and its new operating business, Satel Group, Inc.

DOCUMENTS INCORPORATED HEREIN BY REFERENCE

See Item 9.01 for documents incorporated herein by reference, including our prior reports or registration statements that have been filed by us with the SEC and that contain information, as applicable, to the information required by Item 501(8) of Form 8-K.

Item 1.01 Entry into Definitive Material Agreement.

DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

Introduction

On October 23, 2018, the Company entered into a Memorandum of Understanding with Satel Group, Inc. to initiate an Asset Purchase Agreement between Satel Group Inc. and the Company.

The President of Satel Group Inc., Richard Hylen, and Chairman and CEO of Simlatus Corporation, Robert Stillwaugh has agreed that it would be in the best interests of the shareholders to merge both companies.

Satel Group Inc. is a multi-million-dollar revenue-based company in telecommunication and has been in business since 2008. Based in San Francisco, Satel provides High Speed Internet, and DirecTV™ for Multi-dwelling buildings including: Businesses, Apartments and Condominiums, and Residential Communities.

Simlatus will build specialized telecommunication and broadcast systems for Satel’s growing business model to expand its services.

Asset Purchase Agreement

On November 13, 2018, Simlatus Corporation entered into an Asset Purchase Agreement with Satel Group Inc., a Nevada Corporation. Pursuant with the Asset Purchase Agreement, the Board of Directors has authorized that Satel Group shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Company (collectively, the “Seller’s Assets”). The Company and Satel Group mutually agree that Satel Group will assign certain assets, and provide the “Know-How” of the High-Speed Internet and DirecTV™ for Multi-dwelling buildings including: Businesses, Apartments and Condominiums, and Residential Communities in the San Francisco metropolitan area. The IP and assets are valued at $1,945,000 based upon 10 years of operations and revenues averaging approximately $1,000,000 per year and inventory. As consideration for the IP, fixed assets and the “Know -How”, the Company shall issued $1,945,000 worth of Preferred Series A Stock (PAR $.001) Sixty (60) days from the date of the agreement (equal to 1,086,592 of the Preferred Series A stock) to Richard Hylen.

Until the consideration of Preferred Series A Stock is issued, as collateral, the Company issued to Richard Hylen 102,368,421 restricted shares of common stock of the Company ($1,945,000 of restricted common stock at a price of $0.019 per share). The restricted stock certificate will be returned to treasury upon i) the first conversion notice to convert said Series A Preferred outlined in this agreement or ii) Richard Hylen, at his option, for any reason, agrees to return to treasury the restricted common stock certificate.

The Asset Purchase Agreement is attached hereto as Exhibit 10.1.

Capitalization Table

Following the Closing of the Acquisition, the Company will have 107,574,220 shares of common stock issued and outstanding (until certain common shares are cancelled), 5,064,929 shares of the Preferred Series A stock issued and outstanding, and 500 shares of the Preferred Series B stock issued and outstanding.

As of September 30, 2018 and the year ended March 31, 2018, notes payable were comprised of the following:

	Original	Due	Interest	Conversion	September 30,	March 31,
	Note Date	Date	Rate	Rate	2018	2018
ARC Capital Ltd	10/1/2015	4/2/2016	24%	Variable	$2,625	$2,625
Asher Enterprises #4	9/16/2011	6/20/2012	22%	Variable	—	13,000
Auctus Fund #1	12/16/2016	9/16/2017	24%	Variable	46,750	46,750
Auctus Fund #2	8/9/2017	5/9/2017	24%	Variable	46,750	46,750
Blackbridge Capital #2	5/3/2016	5/3/2017	5%	Variable	80,400	80,400
EMA Financial	11/9/2016	11/9/2017	24%	Variable	272,576	272,576
Emunah Funding #1	10/18/2017	10/18/2018	0%	Variable	110,000	110,000
Emunah Funding #2	10/18/2017	10/18/2018	0%	Variable	20,000	20,000
Emunah Funding #3	10/18/2017	10/18/2018	0%	Variable	30,000	30,000
Emunah Funding #4	10/20/2018	7/20/2018	8%	Variable	55,440	55,440
Emunah Funding #5	5/15/2018	5/15/2019	10%	Variable	37,778	—
Fourth Man	7/3/2018	7/3/2019	10%	Variable	40,370	—
GW Holdings	10/13/2015	4/1/2015	24%	Variable	42,500	42,500
James Powell	9/7/2015	Demand	8%	Variable	150,875	150,875
Syndication Capital #1	12/31/2012	10/10/2011	22%	0.01	5,000	5,000
Tri-Bridge Ventures #1	1/19/2017	10/19/2017	8%	Variable	9,000	9,000
V2IP #2	5/13/2016	Demand	12%	Variable	10,000	10,000
					960,064	894,916
Less debt discount					(66,313)	(120,083)
Notes payable, net of discount*					$893,751	$774,833

*	During the six months ended September 30, 2018 and the year ended March 31, 2018, the balance of notes payable, net of discount that are in default is $561,041 and $511,923, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 13, 2018, the Asset Purchase Agreement with Satel closed.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Asset Purchase Agreement (the “Agreement”), Satel designated that Richard Hylen would receive the consideration for the Agreement. Accordingly, he was issued 102,368,421 shares of common stock (to be returned as collateral according to certain terms of the Agreement). These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated there under since, among other things, the transactions did not involve a public offering. Additionally, Richard Satel was issued 1,086,592 shares of the Company’s Series A Preferred Common Stock. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act and/or Rule 506 of Regulation D promulgated there under since, among other things, the transactions did not involve a public offering.

Form 10 Disclosure

BUSINESS

Corporate History

Simlatus Corporation (“SIML” or “Company”) was incorporated in the State of Nevada under the name Sunberta Resources Inc. on November 15, 2006, as a mining and exploration of mineral claims business. On November 18, 2009, the Company changed its name to Grid Petroleum Corp. and continued with the mining and exploration of mineral claims operations, exploring mining claims in Alberta, Canada, Vancouver Island, British Columbia, England and the United States.

On March 9, 2016, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with RJM and Associates, LLC, a California limited liability company (“RJM”) whereby RJM’s owners became the directors of the Company and were to be issued $6,250,000 worth of the Company’s stock; $5,000,000 of Restricted Common Stock 90 days from the date of this agreement and $1,250,000 of Preferred Series-A Shares of the Company’s Preferred Stock (the “Acquisition”). On the same date, the entire management of RJM became the entire management of the Company. The Company’s transaction with RJM has been treated as a reverse recapitalization of the Company, with the Company (the legal acquirer of RJM) considered the accounting acquiree and RJM, whose management took control of the Company (the legal acquiree of the Company), considered the accounting acquirer. The historical financial statements include the operations of the accounting acquirer (RJM) for all periods presented.

RJM was incorporated in the State of California on June 11, 2014, for the purpose of operating a broadcast equipment production business.

On March 25, 2016, the Company approved a name change to Simlatus Corporation, stock symbol SIML, which was executed on April 4, 2016. The new name change better describes the Company’s new business and new revenues in selling commercial broadcast equipment on a global basis. Simlatus Corporation develops, manufactures, markets and owns proprietary advanced broadcast equipment and software and sells this audio and video broadcast equipment worldwide. These systems have been sold worldwide over the past 15 years including some of the major broadcast companies.

Simlatus sells approximately 55 different audio/video products and is preparing to market its newest audio/video product referred to as SyncPal™. In addition to the Company’s traditional line of audio/video products, it has commenced the research & development of its Immersive Broadcast System, referred to as the Simlatus-IBS™. The Simlatus-IBS™ will include commercial augmented reality and virtual reality applications for studio engineers. These applications, both hardware and software, will allow the customer to control and manage the studio audio/video systems from anywhere in the world. These products are being developed to serve a market segment that is presently being strongly embraced by consumers and is forecasted, by some of the most widely recognized tech companies in the world, as becoming a multi-billion-dollar market in the very near future. The Market Analysis and IP Portfolio will include new patents specifically developed for these products and owned by the Company.

On October 23, 2018, the Company entered into a Memorandum of Understanding with Satel Group, Inc. to initiate a Merger between Satel Group Inc. and the Company.

The President of Satel Group Inc., Richard Hylen, and Chairman and CEO of Simlatus Corporation, Robert Stillwaugh has both agreed that it would be in the best interests of the shareholders to merge both companies.

Satel Group Inc. is a multi-million-dollar revenue-based company in telecommunication and has been in business since 2008. Based in San Francisco, Satel provides High Speed Internet, and DirecTV™ for Multi-dwelling buildings including: Businesses, Apartments and Condominiums, and Residential Communities.

Simlatus will build specialized telecommunication and broadcast systems for Satel’s growing business model to expand its services.

On October 29, 2018, the Board of Directors dismissed Robert Stillwaugh as an officer and director, specifically as the Chief Executive Officer, Chairman of the Board, and Corporate (President) of the Company effective November 1, 2018. Effective November 1, 2018, Mr. Stillwaugh has a new revised Employment Agreement which appoints him as President of Simlatus, a non-director/officer position which includes returning to Treasury 250 Preferred Series B Control Shares, and an annual salary of $45,000, which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

On October 29, 2018, the Board of Directors dismissed Mike Schatz as an officer and director, specifically as the Chief Operations Officer, Director, Secretary and Treasurer of the Company effective November 1, 2018. Effective November 1, 2018, Mr. Schatz has a new revised Employment Agreement which appoints him as the Vice President of Simlatus, a non-director/officer position, which includes returning to Treasury 250 Preferred Series B Control Shares, and an annual salary of $45,000, which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

On October 29, 2018, the Board of Directors appointed Richard N. Hylen as the new Chief Executive Officer, Chairman of the Board, and President, Secretary, and Treasurer of the Company effective November 1, 2018. Richard has been provided with an Employment Agreement that includes the issuance of 500 Preferred Series B Control Shares, and an annual salary of $120,000, which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

Mr. Hylen is 72 years old. As the Founder of Satel Inc., the Managing Director of Turner Broadcasting Far East LTD, and a Senior Executive of Viacom’s San Francisco cable company, Richard has over 35 years of experience providing video and Internet using the most advanced technologies including: cable, fiber, satellite, wireless and CAT5 not only domestically, but to over 50 countries worldwide. His skill set encompasses successfully negotiating complicated licensing agreements with governmental entities, creating joint venture partnerships, developing strategic distribution relationships, financing, designing, installing and managing advanced technologies to provide consumers with video and Internet services. Hylen used his extensive corporate management expertise combined with his technical knowledge to create Satel, recognized as one of the nation’s largest providers of DirecTV to high rise buildings in major metropolitan markets.

The Post-Acquisition Company

Following the Acquisition, the Company’s operations will be those of Satel, using the assets acquired in the Asset Purchase Agreement. Satel is engaged in providing their existing High Speed Internet, and DirecTV™ services for Multi-Dwelling Units (MDU) and/or commercial and residential buildings including: businesses, apartments and condominiums, and residential communities in the city of San Francisco and Greater Bay Area.

Business Strategy

Satel’s business model includes relationships built with building managers and our licensing agreement with DirecTV™ and their Service Operators to provide DirecTV and dedicated High-Speed Internet at competitive pricing compared to the local legacy carriers. In addition to competitive pricing, the Company provides meaningful benefits to building owners/managers of whom the benefits include all of the necessary equipment and labor to install the network. This equipment and labor are provided at no additional cost by Satel and for the customer under the terms and conditions of a subscription contract. Additional benefits include no up-front or reoccurring costs for the customer in order to maintain the network, equipment and maintenance. The company, at times, utilizes the complexes already existing equipment, inclusive of coaxial cable, Ethernet, or telephone infrastructure to deploy the network as a part of the subscription contract, while no additional wiring or addition cost of re-wiring is required.

The company internet service is planned to be less expensive than AT&T, Google and Comcast, which currently offer ‘Gigabit’ services that cannot be delivered in the San Francisco area. Satel will only offer download speeds of 200Mb-500Mb, with unlimited downloads for a cost less than those fees charged by other carriers. The reason for offering lower speeds is because any Over-The-Top (OTT) technology transmission reduces the speed requirements. The company believes that there is a good and marketable monthly service in the $40-$45 range. Satel will provide local channels, whereas the other carriers do not.

We hope to realize our full plan of operations by raising money through the sale of our securities. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to expand our Company properly by adding additional internet services and expanding our subscriber base through our proposed channels. Because of the location of our office, initially we plan to market only within the cities of San Francisco and Oakland. We will design a full marketing strategy to promote our products and maintain our contract with DirecTV.

Competition

Our Company currently has a license with DirecTV and we are the largest DirecTV service provider in the San Francisco area to high-rise buildings. Other competition includes AT&T, Comcast (Xfinity), Sonic.net, Google and Raw Bandwidth Telecom, Inc., all of which sell individual products for internet services.

Satel has identified these companies as the major competitors to the ISP market in the San Francisco area, and we consider the Satel product to be the only product in a unique class all its own because of our ability to offer free local over the air channels and a lower cost product.

The primary challenge to face is to ensure that we are successful in installing our wireless internet network to be viable in the marketplace. We hope that by building a new wireless internet network and adding personal customer features to our website that it will enable the company to penetrate the market with adding new subscribers and offering new product purchases to existing subscribers. We anticipate that most, if not all, of our competitors will initially have greater business name recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to draw more customers by having established distribution channels and people familiar with their existing product. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors.

Our ability to compete successfully will depend, in part, on the number of customers we can add through aggressive marketing of our products, and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new products, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:

●	increase overall spending to ensure we are offering the best quality products and pricing to our customers.

●	continually assess and evaluate our specials and other offers to ensure that we are offering the most compelling and affordable products.

●	increase our advertising, promotional spending, and other customer acquisition costs.

Marketing and Customers

We believe our target customers are existing subscribers, and new condominium and apartment residents. We anticipate that our existing footprint in the San Francisco area will assist in expanding our customer base and allow us to grow our subscriber base. We also plan to grow our website’s popularity on the internet, providing us a greater name recognition in San Francisco.

We will initiate a marketing strategy to increase customer acquisition. We have begun initial market research and develop the strategy that will be implemented to expand the Company revenues.

Customers and Statistics – We will continue to market to the high-rise dwellers in the City of San Francisco, California; the residential and commercial properties within the area will be solicited by our marketing team to distribute our products and services. The last census in 2014 assessed a population of 864,816, which makes it the 13th largest city in the USA. The city is the social and monetary center of the Bay Area in California, with a total population of the surrounding area to be 7,650,000. The metropolitan area is precisely the second largest in the United States. San Francisco has 345,000 home owners (American Committee Survey updated January 2016). The next closest population to which we hope to draw customers is the Bay Area. The population of the Bay area is 7,561,755 (Lisa Pickoff-White and Dan Brekke MARCH 26, 2015).

Principal Agreements Affecting Our Ordinary Business

The company is prohibited from disclosing the copies of any agreements per AT&T and DirecTV compliance.

We have two license agreements with AT&T/DirecTV. Both agreements are confidential absent written approval. Satel has had both agreements in place for over ten (10) years.

Our Commercial Dealer Agreement was executed on May 9, 2017 and has a one-year term and automatically renews for successive one-year terms.

Our DirecTV Multiple Dwelling Unit (MDU) Dealer Agreement was executed on January 1, 2018 and has a three-year term and automatically renews for successive one-year terms.

Governmental Regulation and Environmental Matters

Our operations are subject to various rules, regulations and limitations under the Federal Communications Commission and the Securities Exchange Commission.

Environmental Matters

Not applicable.

Climate Change

Not applicable.

Exchange Act

We are subject to the following regulations of the Exchange Act, and applicable securities laws, rules and regulations promulgated under the Exchange Act by the SEC. Compliance with these requirements of the Exchange Act increases our legal and accounting costs.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.” That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes/Oxley Act

We are also subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes/Oxley Act”). The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act like we are to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in SEC Regulation 14A. Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or are anticipated to be received) of SEC Regulation 14, as applicable; and preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies are forwarded to our shareholders.

We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in Current Reports on Form 8-K.

Number of Total Employees and Number of Full-Time Employees

Full-time employees total seven (7) and part-time employees total three (3). From time to time the Company engages contracted employees.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also find all of the reports that we have filed electronically with the SEC at their Internet site www.sec.gov.

RISK FACTORS

As we are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, we are not required to provide the information under this item; however, we believe this information may be of value to our shareholders for this filing. We reserve the right not to provide risk factors in our future filings. Our primary risk factors and other considerations include:

Risks Related to the Company

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

In any business venture, there are substantial risks specific to the particular enterprise which cannot be ascertained until a potential acquisition, reorganization or merger candidate has been identified; however, at a minimum, the Company’s present and proposed business operations will be highly speculative and be subject to the same types of risks inherent in any new or unproven venture, and will include those types of risk factors outlined below.

Auditor’s ‘Going Concern’ Opinion

The Independent Auditor’s Report issued in connection with the audited financial statements of our Company for the last fiscal year expresses “substantial doubt about its ability to continue as a going concern,” due to our Company’s status as a start up and our lack of profitable operations.

No Established Market for Common Stock; No Market for Shares

There is currently no established trading market for such shares and there can be no assurance that such a market will ever develop or be maintained. Any market price for shares of common stock of our Company is likely to be very volatile, and numerous factors beyond the control of our Company may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our Company’s common stock in any market that may develop. Sales of “restricted securities” under Rule 144 may also have an adverse effect on any market that may develop.

Risks of “Penny Stock”

Our Company’s common stock may be deemed to be “penny stock” as that term is defined in Section 240.3a51-1 of the Exchange Act. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that is not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our Company’s common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our Company’s common stock to resell their shares to third parties or to otherwise dispose of them.

There has been no “established public market” for the Company’s common stock. On June 14, 2007, our Company obtained a trading symbol “SIML” on the OTC Bulletin Board of the NASD. At such time as our Company completes a merger or acquisition transaction, if at all, we may attempt to qualify for quotation on either NASDAQ or a national securities exchange. However, at least initially, any trading in our common stock will most likely be conducted in the over-the-counter market in the pink sheets, the OTCQB or the OTC Bulletin Board.

Need for any Governmental Approval of Principal Products of Services

Governmental Approval is not required for any of the Company’s products.

We May Not be Able to Effectively Manage Our Growth.

Our strategy envisions growing our business. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	expand our products effectively or efficiently or in a timely manner;

●	allocate our human resources optimally;

●	meet our capital needs;

●	identify and hire qualified employees or retain valued employees; or

●	incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

We Will be Required to Attract and Retain Top Quality Talent to Compete in the Marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, operational, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to compete effectively in the marketplace.

We Will be Subject to Evolving and Expensive Corporate Governance Regulations and Requirements. Our Failure to Adequately Adhere to These Requirements or the Failure or Circumvention of Our Controls and Procedures Could Seriously Harm our Business.

As a publicly traded company, we are subject to various federal, state and other rules and regulations, including applicable requirements of the Sarbanes-Oxley Act of 2002. Compliance with these evolving regulations is costly and requires a significant diversion of management time and attention, particularly with regard to our disclosure controls and procedures and our internal control over financial reporting. Our internal controls and procedures may not be able to prevent errors or fraud in the future. Faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established controls and procedures may make it difficult for us to ensure that the objectives of the control system are met. A failure of our controls and procedures to detect other than inconsequential errors or fraud could seriously harm our business and results of operations.

Risks Related to Our Operations Post-Acquisition

Operational risks include our ability acquire new commercial and MDU properties, market and sell services to new customers.

 Risks Related to our Securities

Our Stock Price May be Volatile, which May Result in Losses to Our Shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Markets quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our Common Shares May Become Thinly Traded and You May be Unable to Sell at or Near Ask Prices, or at All.

We cannot predict the extent to which an active public market for trading our common stock will be sustained.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Because the SEC Imposes Additional Sales Practice Requirements on Brokers Who Deal in Shares of Penny Stocks, Some Brokers May be Unwilling to Trade Our Securities. This Means that You May have Difficulty Reselling Your Shares, which May Cause the Value of Your Investment to Decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Exchange Act which imposes additional sales practice requirements on brokers-dealers who sell our securities. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) Sales Practice Requirements May Limit Your Ability to Buy and Sell Our Common Stock, which Could Depress the Price of Our Shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our Business is Subject to Changing Regulations Related to Corporate Governance and Public Disclosure that have Increased Both Our Costs and the Risk of Noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

 We Will Incur Increased Costs and Compliance Risks as a Result of Becoming a Public Company.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Sales of Our Currently Issued and Outstanding Stock May Become Freely Tradable Pursuant to Rule 144 and May Dilute the Market for Your Shares and have a Depressive Effect on the Price of the Shares of Our Common Stock.

A majority of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that one year following a company ceasing to be a “shell company” and filing Form 10 information with the SEC to that effect, a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB). Pursuant to Rule 144, shareholders must wait at least one year from the date of our filing of a Form 8-K with requisite Form 10 information to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

FINANCIAL INFORMATION

When a public company that is not a shell company completes a merger or acquisition that requires the preparation and filing of financial statements on the acquired company, such as our dealings that are affected by the Asset Purchase Agreement, it must file such financial information via Form 8-K. If these required financials are not filed with the initial filing they must be filed by amendment to the Form 8-K within 71 calendar days after the due date of the initial Form 8-K filing. As such, the Company will secure an agreement with a certified public accountant to prepare the Company’s financial statements in conformity with SEC rules, regulations, and guidelines to be filed as an amendment to this initial Form 8-K with the SEC.

PROPERTIES

The Company does not currently own any real property. The Company currently operates out of its principal business address located at 330 Townsend Street, Suite 135, San Francisco, CA 94107. The office space is 1,100 sq. ft. The current lease expires December 1, 2019 at $7,000 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the number of shares our common stock owned beneficially as of December 28, 2018 (after the Asset Purchase Agreement) by: (i) our directors and executive officer; and (ii) each person or group of persons known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

5% Shareholders

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class after the Acquisition (%)
Richard Hylen	Restricted Common	102,368,421	95% (2)

Richard Hylen	Preferred Series A	1,086,592	21.45% (3)

Management

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class after the Acquisition (%)
Richard Hylen	Restricted Common	102,368,421	95% (2)

Richard Hylen	Preferred Series A	1,086,592	21.45% (3)

(1)	The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Based on 107,574,220 issued (or issuable and fully-paid) and outstanding shares of common stock as of December 19, 2018, immediately following the Acquisition after the issuance of 102,368,421 shares as consideration for the Acquisition. These shares were issued as collateral, however, and will be returned by Mr. Hylen to the Company upon certain conditions being met.

(3)	Based on 5,064,929 shares of Series A Preferred Shares issued and outstanding as of December 19, 2018, following the Acquisition, after the issuance of 1,086,592 shares of Series A Preferred shares to Mr. Hylen.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.

DIRECTORS AND EXECUTIVE OFFICERS

There have been several significant change to the Company’s Board of Directors since the filing of our last Annual Report on Form 10-K.

NAME	AGE	POSITION

Richard Hylen	72	Chairman

Richard Hylen	72	President & CEO

Richard Hylen	72	Secretary

Richard Hylen	72	Treasurer

Background of Executive Officer and Directors

As the Founder of Satel Inc., Satel Group, Inc., the Managing Director of Turner Broadcasting Far East LTD, and a Senior Executive of Viacom’s San Francisco cable company, Richard has over 35 years of experience providing video and Internet using the most advanced technologies including: cable, fiber, satellite, wireless and CAT5 not only domestically, but to over 50 countries worldwide.

His skill set encompasses successfully negotiating complicated licensing agreements with governmental entities, creating joint venture partnerships, developing strategic distribution relationships, financing, designing, installing and managing advanced technologies to provide consumers with video and Internet services.

Hylen used his extensive corporate management expertise combined with his technical knowledge to create Satel, recognized as one of the nation’s largest providers of DirecTV to high rise buildings in a major metropolitan market.

Director Compensation

Directors will be compensated $1,000.00 monthly plus out-of-pocket expenses related to Board meetings.

Director Qualifications

In evaluating potential directors, we have considered the following factors, among others:

●	The appropriate size of our Board of Directors relative to our business;

●	Our needs with respect to the particular talents and experience of our directors;

●	The knowledge, skills and experience of directors;

●	Familiarity with our business;

●	Experience with accounting rules and practices; and

●	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective that may be provided by new members, when an increase in the size of our Board of Director is deemed to be reasonable.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Term of Office

Directors serve until the next annual meeting of our shareholders or until their successors are elected and qualify or until the earlier occurrence of his or her death, resignation or removal by our Board of Directors or shareholders. Each of our executive officers is elected by our Board of Directors, and their terms of office are at the discretion of our Board of Directors. Our executive officers serve until the earlier occurrence of the election of his or her successor at the next annual meeting of our Board of Directors, death, resignation or removal by our Board of Directors.

Identification of Significant Employees

Significant employees are Richard Hylen, CEO; Ahmer Dalaig, Chief Technician; and Karn Morical, Office Manager.

Material Relationships between Our Affiliates

There are no material relationships with our affiliates and Satel or Simlatus, except as disclosed herein.

Family Relationships

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past 10 years, no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act [15 U.S.C. 78c(a)(26)], any registered entity [as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)]), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

We do not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on our Board of Directors. With our current business model, we do not believe we presently need an audit committee, but our Board of Directors will reevaluate this determination at least annually.

Code of Ethics

Our board of directors has not adopted a code of ethics due to Company’s limited number of executive officers and employees that would be covered by such a code and the Company’s limited financial resources. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

EXECUTIVE COMPENSATION

Richard Hylen, our current CEO and Director, is compensated at the rate of $120,000 per year.

Richard Hylen, our CEO, earns $120,000 per year.

Outstanding Equity Awards

None

Director Compensation

Directors will be compensated $1,000.00 monthly plus out-of-pocket expenses related to Board meetings.

Compensation Committee Interlocks and Insider Participation

None

Long-Term Incentive Plans

None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB, on which shares of our common stock are quoted, does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means, among other considerations, a person other than an “Executive Officer” or an employee or any other individual having a relationship, which in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, we do not meet the criteria for independent directors.

Related Party Transactions

None.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, executive officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDEND ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the OTC Markets under the symbol “SIML.” There is currently no established trading market for shares of our common stock. Management does not expect any viable market to develop in our common stock unless and until we complete an acquisition or merger. In any event, no assurance can be given that any market for our common stock will develop or be maintained.

For any market that develops for our common stock, the sale of “restricted securities” (common stock) pursuant to Rule 144 of the SEC by members of management or any other person to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market. For information regarding the requirements of resales under Rule 144, see the heading “Rule 144” of this item below.

The following table sets forth, for the periods indicated over the last two years, the high and low closing bid quotations, as reported by the OTC Bulletin Board, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	Closing Bid
	High	Low
2017
January 1 – March 31	$0.00112	$0.00015
April 1 – June 30	$0.000675	$0.000045
July 1– September 30	$0.00015	$0.000007
October 1 – December 31	$0.000075	$0.000075
2018
January 1 – March 31	$0.000075	$0.000075
April 1 – June 30	$0.000075	$0.000075
July 1– September 30	$0.000075	$0.000075
October 1 – December 31	$0.16	$0.0003

These prices were obtained from the National Quotation Bureau, Inc. (“NQB”) and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Rule 144

The following is a summary of the current requirements of Rule 144:

Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers	During six-month holding period – no resale’s under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:
Current public information,
Volume limitations,
Manner of sale requirements for equity securities, and Filing of Form 144.	During six- month holding period – no resale’s under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resale’s under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resale’s under Rule 144; need not comply with any other Rule 144 requirements.
Restricted Securities of Non-Reporting Issuers	During one-year holding period – no resale’s under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:
Current public information,
Volume limitations,
Manner of sale requirements for equity securities, and
Filing of Form 144.	During one-year holding period – no resale’s under Rule 144 permitted. After one-year holding period – unlimited public resale’s under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resale’s of securities of shell companies:

(i) Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)       This section is not available for the resale of securities initially issued by an issuer defined below:

     (i) An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)      No or nominal operations; and

(B)       Either :

     (1) No or nominal assets;

    (2) Assets consisting solely of cash and cash equivalents; or

    (3) Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)       An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)       Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

(3)       The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule. The issuer may provide the Form 10 information in any filing of the issuer with the Commission. The Form 10 information is deemed filed when the initial filing is made with the Commission.”

Securities of a “shell company” cannot be publicly sold under Rule 144 in the absence of compliance with subparagraph (i) of Rule 144, though the SEC has implied that these restrictions would not be enforced respecting securities issued by a “shell company” prior to it having been determined to be a “shell company.” The filing of this Current Report is intended to satisfy the filing of the “Form 10 Information” and commence the one year holding period of Rule 144(i).

Holders

We had approximately 25 common stockholders of record as of December 14, 2018. We have 11 preferred stockholders of record as of December 18, 2018.

Warrants

EM#1 WARRANT 10/20/2017	$35,228
EM#2 WARRANT 11/6/2017	$10,226
EM#3 WARRANT 11/30/2017	$6,817
EM#4 WARRANT 11/1/2018	$5,681
EM#5 WARRANT 5/15/2018	$26,667
EM#6 WARRANT 10/31/2018	$3,086,420
FOURTH MAN LLC 7/3/18	$32,266

Dividends

To date, the Company has not declared or paid cash dividends on its common stock. The Company presently intends to retain all future earnings, if any, for its business and does not anticipate paying cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

None

Purchases of Equity Securities by Us and Affiliated Purchasers

None

DESCRIPTION OF REGISTRANT’S SECURITIES

We have an authorized capital of 920,000,000 shares divided into 900,000,000 shares of common stock with a par value of $0.00001 per share and 10,000,000 shares of Series A Preferred Stock with a par value of $0.001 and 10,000,000 shares of Series B preferred stock with a par value of $0.001 per share.

Common Stock

Preferred Stock

As consideration for the IP, fixed assets and the “Know -How”, the Company shall issue, or cause to be issued, $1,945,000 worth of Preferred Series A Stock (PAR $.001) Sixty (60) days from the date of the Asset Purchase Agreement. The number of shares to be issued is 1,086,592 of the Preferred Series A stock at a price of $1.79 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation for SIML. Satel Group Inc., has designated that the said stock be issued in the name of Richard Hylen.

Stock Options

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada law and our bylaws. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event of a claim for indemnification against such liabilities is asserted by one of our directors, executive officers or controlling persons, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 5.01 Changes in Control of the Registrant.

On October 29, 2018, the Board of Directors appointed Richard N. Hylen as the new Chief Executive Officer, Chairman of the Board, and President, Secretary, and Treasurer of the Company effective November 1, 2018. Richard has been provided with an Employment Agreement that includes the issuance of 500 Preferred Series B Control Shares, and an annual salary of $120,000, which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, the Board of Directors appointed Richard N. Hylen as the new Chief Executive Officer, Chairman of the Board, and President, Secretary, and Treasurer of the Company effective November 1, 2018. Richard has been provided with an Employment Agreement that includes the issuance of 500 Preferred Series B Control Shares, and an annual salary of $120,000, which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

The Company has issued to Richard Hylen as collateral, $1,945,000 of restricted common stock at a price of $0.019 for a total issuance of 102,368,421 restricted shares of common stock. The restricted stock certificate will be returned to treasury upon i) the first conversion notice to convert said Series A Preferred outlined in this agreement or ii) Richard Hylen, at his option, for any reason, agrees to return to treasury the restricted common stock certificate. The restricted common stock will be issued immediately upon execution of this agreement. Mr. Hylen was issued 1,086,592 shares of Series A Preferred Stock pursuant to the Asset Purchase Agreement.

On October 29, 2018, the Board of Directors dismissed Robert Stillwaugh as an officer and director, specifically as the Chief Executive Officer, Chairman of the Board, and Corporate (President) of the Company effective November 1, 2018. Effective November 1, 2018, Mr. Stillwaugh has a new revised Employment Agreement which appoints him as President of Simlatus, a non-director/officer position which includes returning to Treasury 250 Preferred Series B Control Shares, and an annual salary of $45,000, which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

On October 29, 2018, the Board of Directors dismissed Mike Schatz as an officer and director, specifically as the Chief Operations Officer, Director, Secretary and Treasurer of the Company effective November 1, 2018. Effective November 1, 2018, Mr. Schatz has a new revised Employment Agreement which appoints him as the Vice President of Simlatus, a non-director/officer position, which includes returning to Treasury 250 Preferred Series B Control Shares, and an annual salary of $45,000, which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired will be filed as an amendment to this Form 8-K as soon as practicable, within 75 days of the closing of the Asset Purchase Agreement.

Exhibit
Number	Description of Exhibit
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.